Exhibit 23.5

INDEPENDENT	3560 E. Gas Road
MINING CONSULTANTS, INC.	Tucson, Arizona 85714 USA
Tel: (520) 294-9861 Fax: (520) 294-9865
jmcnaughton@imctucson.com

November 8, 2019

RE:         CONSENT OF INDEPENDENT MINING CONSULTANTS, INC.

We hereby consent to the incorporation by reference into the Registration Statement on Form S-3, including any amendments thereto and any related prospectus (together, the “Registration Statement”) filed by McEwen Mining Inc. with the Securities and Exchange Commission, of the reserve estimates for the Gold Bar Project, Eureka County, Nevada, disclosed in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018. We further consent to the use of the name Independent Mining Consultants Inc. in the Registration Statement as well as to the reference to our firm as experts in the Registration Statement.

/s/ Joseph S. C. McNaughton
Independent Mining Consultants, Inc.

November 8, 2019

INDEPENDENT

MINING CONSULTANTS, INC.